Registration Statement No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                     ------------------------
                           FORM S-8
                    REGISTRATION STATEMENT
                            Under
                   the Securities Act of 1933
                  ----------------------------

                    GANDALF TECHNOLOGIES INC.
       (Exact name of issuer as specified in its charter)

ONTARIO, CANADA                        Not Applicable
(State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)      Identification No.)

                        130 Colonnade Road South
                             Nepean, Ontario
                              Canada K2E 7M4
                (Address of principal executive offices)

                    1993 Employee Stock Purchase Plan
                            (Full title of Plan)


                           THOMAS A. VASSILIADES
                        Gandalf Technologies Inc.
                         130 Colonnade Road South
                              Nepean, Ontario
                              Canada K2E 7M4
                              (613) 274-6500
     (Name, address and telephone number, including area code, of agent for service)

                              Copy to:
                        ALBERT F. LILLEY, ESQ
                     Milbank, Tweed, Hadley & McCloy
                       1 Chase Manhattan Plaza
                       New York, New York  10005
                            (212) 530-5000

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------
Title of    Amount     Proposed    Proposed      Amount of
Securities  to be      Maximum     Maximum       Registration
to be       Registered Offering    Aggregate     Fee
Registered             Price per   Offering
                       Share       Price
-------------------------------------------------------------
Common
Shares
(no par
value)      200,000   US$13.31     US$2,662,000  US$917.93


-------------------------------------------------------------
1.

Pursuant to Rule 457(h) of the Securities and Exchange
Commission under the Securities Act of 1933, the amount of the registration fee was based on the average of the high and low prices of the Common Shares as reported by the NASDAQ NMS on February 2, 1996.

The contents of Registration Statement on Form S-8 (No. 33-
50017 and 33-55221) filed by Gandalf Technologies
Inc. with respect to the
1993 Employee Stock Purchase Plan are hereby incorporated by reference.

                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nepean, Province of Ontario, Canada on this 7th of February, 1996.


                                   GANDALF TECHNOLOGIES INC.


                                  By: s/Thomas A. Vassiliades
                                      -----------------------
                                      Thomas A. Vassiliades
                                      President


                      POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Thomas A. Vassiliades and Walter R. MacDonald, jointly and severally, his attorney-in-fact, each with full power of substitution, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such attorney-in-fact deems appropriate, and to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement. Each person whose signature appears below hereby ratifies and confirms all that each of the said attorneys-in-fact, or such person's substitute or substitutes, may do or cause to be done by virtue hereof.



Signatures                 Title                   Date

s/Desmond Cunningham    Director               February 7, 1996
--------------------
Desmond Cunningham

s/Alexander Curran      Director               February 7, 1996
--------------------
Alexander Curran

s/John Gamba            Director               February 7, 1996
--------------------
John Gamba

s/Charles J. Gardner    Director               February 7, 1996
--------------------
Charles Gardner

s/Donald M. Gleklen     Director               February 7, 1996
--------------------
Donald M. Gleklen

s/Robert E. Keith       Director               February 7, 1996
--------------------
Robert E. Keith

s/A. Graham Sadler      Director               February 7, 1996
--------------------
A. Graham Sadler

s/Albert Sinyor         Director               February 7, 1996
--------------------
Albert Sinyor


s/Thomas A. Vassiliades Chairman, President    February 7, 1996
--------------------    and Chief Executive
Thomas A. Vassiliades   Officer (Principal
                        Executive Officer) and
                        Authorized Representative
                        in the United States

s/Walter MacDonald    Vice President Finance   February 7, 1996
--------------------  (Principal Financial
Walter MacDonald      and Accounting Officer)